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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Mace Security International, Inc. on Form S-3 to be filed on or about April 5, 2000 and to the use of our name as it appears under the caption "Experts" of our report dated September 14, 1999, with respect to the combined financial statements of 50's Classic Car Wash of Lubbock, Inc. and CRCD, Inc. included in Mace Security International, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                         /s/ D. WILLIAMS & CO., P.C.


Lubbock, TX
April 5, 2000